Exhibit 10.2

UNCONDITIONAL GUARANTY

For and in consideration of certain loans by SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) to CLEARSTORY SYSTEMS, INC., a Delaware corporation (hereinafter, the “Borrower”), which loans were made pursuant to a certain Loan and Security Agreement between Borrower and Bank dated August 25, 2005, as may be amended from time to time (hereinafter, the “Agreement”), the undersigned guarantor SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership (“Guarantor”), hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank under the Agreement and performance by Borrower of Borrower’s Obligations under the Agreement, as may be amended from time to time, in strict accordance with its terms.  All terms used herein but not defined shall have the meaning ascribed to such term in the Agreement.

1.                                       If Borrower does not perform its Obligations under the Agreement and an Event of Default shall have occurred and is continuing, Guarantor will, within twenty-one (21) days of receipt of demand from Bank, immediately pay all amounts due (including, without limitation, all principal, interest,  and fees) and satisfy all Borrower’s Obligations under the Agreement.

2.                                       These obligations are independent of Borrower’s Obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).  Guarantor  waives benefit of any statute of limitations affecting its liability.  Guarantor’s liability is not contingent on the genuineness or enforceability of the Agreement.

3.                                       Bank may, without notice to Guarantor and without affecting Guarantor’s obligations under this Guaranty:  (a) renew, extend, or otherwise change the terms of the Agreement; (b) take security for the payment of this Guaranty or the Agreement; (c) exchange, enforce, waive and release any security; and (d) apply the security and direct its sale  as Bank, in its discretion, chooses. Notwithstanding the foregoing, any amendment in writing which (i) increases the maximum amount of principal that may be borrowed by the Borrower thereunder or (ii) shortens the maturity date thereof, may not be made without the Guarantor’s consent, which shall not be unreasonably withheld.

4.                                       As long as the Credit Extensions remain outstanding and the Agreement has not been terminated, Guarantor waives to the extent not prohibited by law:

(a)                                  Any right to require Bank to: (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting Guarantor’s liability.

(b)                                 Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

(c)                                  Any setoff, defense or counterclaim against Bank (other than the defense of payment or performance).

(d)                                 Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower.  Until the Credit Extensions have been paid and Bank’ s obligation to make Credit Extensions has terminated, Guarantor shall not exercise any right of subrogation or reimbursement against Borrower in respect to any payment by Guarantor hereunder.

(e)                                  Any right to enforce any remedy that Bank has against Borrower.

(f)                                    Any rights  to participate in any security held by Bank.

(g)                                 Any demands for performance or notices of nonperformance. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.  Unless Guarantor requests particular information, Bank has no duty to provide information to Guarantor.

5.                                       Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure.  That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty.  Guarantor waives that defense (to the extent not prohibited by law) and any others arising from Bank’s election to pursue non-judicial foreclosure.

6.                                       If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization or similar relief under the United States Bankruptcy Code, or if a petition is filed against Borrower and/or any Obligation under the Agreement is terminated or rejected,  or any Obligation of Borrower is modified or if Borrower ‘s Obligations are avoided Guarantor’s liability will not be affected and its liability will continue.  If Bank must  return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.

7.                                       So long as Credit Extensions remain outstanding and Bank’s obligation to make Credit Extensions has not been terminated, Guarantor subordinates any indebtedness of Borrower it holds to Bank; and during the continuance of any Event of Default, Guarantor will collect, enforce and receive payments as Bank’s trustee and will pay Bank those payments without reducing or affecting its liability under this Guaranty (provided that notwithstanding any Event of Default, Guarantor may retain such payments for its own account to the extent permitted under the Agreement).

8.                                       Guarantor will pay Bank’s reasonable attorneys’ fees and other costs and expenses incurred enforcing this Guaranty. This Guaranty may not be waived, revoked or amended without Bank’s prior  written consent.  If any provision of this Guaranty is unenforceable, all other provisions remain effective.  This Guaranty represents the entire agreement among the parties about this guaranty.  No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty.  Bank may assign this Guaranty.  This Guaranty benefits Bank, its successors and assigns.  This Guaranty is in addition to any other guaranties Bank obtains.

9.                                       Guarantor represents and warrants that, as of the date hereof, (i) it has taken all action necessary to  authorize execute, deliver and perform this Guaranty; (ii) execution, delivery and performance of this Guaranty do not conflict with any organizational documents or agreements to which it is a party; and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.

10.                                 Guarantor will do all of the following:

(a)                                  Maintain its legal existence, remain in good standing in its state of organization, and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on the financial condition, operations or business.  Maintain all licenses, approvals, and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

(b)                                 Comply with all statutes and regulations if non-compliance could adversely affect its financial condition, operations or business.

(c)                                  Execute other instruments and take action Bank reasonably requests to effect the purposes of this Agreement.

(d)                                 Beginning with the quarter ending September 30, 2005, the Guarantor shall maintain, at all times to be tested as of the last day of each quarter, Unencumbered Capital, in an amount equal to or greater than three (3) times the aggregate outstanding Obligations; provided, however, that if, at any time, Unencumbered Capital is less than three (3) times the aggregate outstanding Obligations, Guarantor shall, as soon as possible but in no event later than thirty (30) days thereafter, either (i) deposit and maintain with Bank, at all times thereafter, cash in such amounts as Bank determines will secure the full amount of the outstanding Obligations, or (ii) provide Bank with an irrevocable letter of credit, on terms and conditions reasonably acceptable to Bank in its sole discretion, from a financial institution reasonably acceptable to Bank in its sole discretion, and in such amount as Bank determines will secure the full amount of the outstanding Obligations.

(e)                                  Guarantor shall deliver to Bank: (i) as soon as available, but no later than sixty (60) days after the last day of each quarter (except for the quarter ending December 31st), a company prepared consolidated balance sheet and income statement covering Guarantor’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; and (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Guarantor’s fiscal year, audited consolidated financial statements of Guarantor prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.

(f)                                    Within sixty (60) days after the last day of each quarter, Guarantor shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit A.

11.                                 Guarantor hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor arising hereunder even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.                                 Massachusetts law governs this Guaranty without regard to principles of conflicts of law.  Guarantor and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Guarantor accepts jurisdiction of the courts and venue in Santa Clara County, California.  GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.                                 Definitions. In this Guaranty:

“Callable Capital” is the remaining amount of capital, excluding capital attributable to Defaulting Partners, which Guarantor would be able to obtain from the General Partner and the Limited Partners, without condition, upon proper issuance of capital call notices in accordance with the Partnership Agreement.

“Defaulting Partner” is the General Partner or any Limited Partner who has previously failed to comply with any portion of a capital call made by the Guarantor or the General Partner (for any fund under General Partner’s management) unless: (i) such failure has been cured, or (ii) the Guarantor has substituted the Defaulting Partner with another partner, in accordance with the Partnership Agreement, who is in compliance with all of the terms of the Partnership Agreement.

“General Partner” means the general partner of the Guarantor.

“Limited Partners” means the limited partners set forth in the Partnership Agreement, as the same may be amended from time to time.

“Obligations” has the meaning set forth in the Agreement.

“Partnership Agreement” is that certain Limited Partnership Agreement dated as of June 15, 2000, as amended, by and among the Limited Partners and the General Partner.

“Portfolio Company Obligations” are the aggregate amount of Guarantor’s obligations from time to time under guarantees issued by Guarantor  with respect to the obligations of its portfolio companies (whether or not demand for payment has been made thereunder).

“Responsible Officer” is Dennis Ferry, CFO.

“Unencumbered Capital” is Callable Capital minus the aggregate amount of outstanding Portfolio Company Obligations.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as an instrument under seal under the laws of the Commonwealth of Massachusetts, as of this 25 day of August, 2005.

Date	August 25,2005	SCP PRIVATE EQUITY PARTNERS II, L.P.
By: SCP Private Equity II General Partner, L.P.,
its general partner
By: SCP Private Equity II, LLC,
its manager

		By:	/S/ Thomas G. Rebar
		Name:	Thomas G. Rebar
		Title:	G Manager

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   SCP PRIVATE EQUITY PARTNERS II, L.P.

The undersigned authorized officer of SCP PRIVATE EQUITY PARTNERS II, L.P. certifies that under the terms and conditions of the Guaranty executed by the Guarantor (the “Guaranty”), (i) Guarantor is in complete compliance for the period ending                             with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Guaranty are true and correct in all material respects on this date; provided however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects only as of such date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Guarantor is not in compliance with any of the terms of the Guaranty, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Interim financial statements for Guarantor	Quarterly within 60 days*	Yes No
Annual financial statements (CPA Audited) for Guarantor	FYE within 120 days	Yes No
Compliance Certificate	Quarterly within 60 days	Yes No

*except for the quarter-ending 12/31

Financial Covenant	Required	Actual	Complies

Maintain at all times (tested quarterly):
Minimum Unencumbered Capital	3x outstanding Obligations	:1.0	Yes No

BANK USE ONLY
Comments Regarding Exceptions: See Attached.	Received by:
Sincerely,		AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE		AUTHORIZED SIGNER

DATE	Compliance Status:	Yes	No